UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01-Other Events

        On August 2, 2006, Security Federal Corporation ("Company") adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate the repurchase of its common stock in accordance with the Company's stock repurchase authorization to purchase 5% of its outstanding common stock or approximately 125,000 shares through open market and privately negotiated purchases.

        The Company's Rule 10b5-1 trading plan provides that a broker selected by the Company has the authority to repurchase shares on the open market pursuant to the terms and limitations specified in the plan, including compliance with Exchange Act Rule 10b-18. The trading plan will allow the Company to repurchase shares at times when the Company ordinarily could not be in the market due to its own internal trading blackout periods. In addition to shares repurchased pursuant to the trading plan, the Company may continue to repurchase shares at times when the blackout restrictions are not applicable.

        There can be no assurance that any shares will be repurchased by the Company either through the trading plan or otherwise.

        The Company issued the press release attached hereto as Exhibit 99.1 regarding the repurchase and authorization of the adoption of its Rule 10b5-1 trading plan.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            99.1        Press Release of Security Federal Corporation dated August 2, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: August 4, 2006	By:	/s/Timothy W. Simmons
Timothy W. Simmons
President and Chief Executive Officer

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Exhibit 99.1

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Security Federal Corporation to Repurchase Stock

        AIKEN, S.C--Aug. 2, 2006--Security Federal Corporation (OTCBB:SFDL - News), holding company of Security Federal Bank, announced today that its Board of Directors has authorized the repurchase of up to 5% of its outstanding common shares, or approximately 125,000 shares. The repurchases will commence immediately, subject to market conditions. Repurchases generally would be conducted through open market broker transactions, although unsolicited negotiated transactions or other types of repurchases are possible.

        To facilitate the repurchase of shares, Security Federal Corporation has entered into a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. A written trading plan that satisfies the requirements of Rule 10b-5-1 allows a company to purchase its shares in the public markets at times when the company ordinarily could not be in the market due to its own internal trading blackout periods, such as times preceding its quarterly and annual earnings releases. There can be no assurance that any shares will be repurchased by Security Federal Corporation through the trading plan or otherwise. In addition to shares repurchased pursuant to its Rule 10b5-1 trading plan, Security Federal Corporation expects to continue to repurchase shares in the open market and in unsolicited private transactions at times when the blackout restrictions are not applicable.

        Security Federal Bank has eleven full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia. Additional financial services are provided by the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc. The Company recently completed the acquisition of the insurance and premium finance businesses of Collier-Jennings Financial Corporation.

        Security Federal Corporation common stock began trading on the Over-The-Counter Bulletin Board on October 9, 2003 under the symbol SFDL.OB. Its market makers include Sterne, Agee, & Leach, Inc, Morgan Keegan, A.G. Edwards and Sons, Inc., Monroe Securities, Inc, and Hill, Thompson, Magid.

        At June 30, 2006, Security Federal Corporation had consolidated total assets of $675.6 million and stockholders' equity of $37.9 million.

For additional information contact Roy Lindburg at (803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ending March 31, 2006. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

Contact:

Security Federal Corporation
Roy Lindburg, 803-641-3070
Source: Security Federal Corporation